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                                                                      EXHIBIT 4

                                     EXHIBIT I

                        FORM OF PURCHASER ADJUSTMENT OPTION

                                       OPTION

                            TO PURCHASE COMMON STOCK OF

                               INLAND RESOURCES INC.

                              A WASHINGTON CORPORATION

                          ISSUED ON ____________  ________

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED, TO THE EFFECT THAT THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS.

                              THIS IS TO CERTIFY THAT:

     [___________________],  a ___________________ ("HOLDER"), or its registered assigns, is entitled to purchase from Inland Resources Inc., a Washington corporation (the "Company") at any time on and after ____________, but in no event later than 5:00 p.m., Los Angeles Time, on the [___________] (the "EXPIRATION DATE") [_____________ (_______)] Stock Units, in whole or in part, at a per Stock Unit purchase price at any date equal to the Purchase Price (as defined below) all on the terms and conditions hereinbelow provided.

     1.   CERTAIN DEFINITIONS.  As used in this Option:

     "5-DAY AVERAGE PRICE" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or a national market system on which the Common Stock is then listed, or the average of the closing "bid" and "ask" prices if quoted on The Nasdaq Stock Market or a similar quotation system, over the 5-trading day period immediately prior to such date.

     "30-DAY AVERAGE PRICE" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or a national market system on which the Common

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Stock is then listed, or the average of the closing "bid" and "ask" prices if quoted on The Nasdaq Stock Market or a similar quotation system, over the 30-trading day period immediately prior to such date.

     "ADDITIONAL SHARES OF NONPREFERRED STOCK" shall mean all shares of Nonpreferred Stock issued by the Company after the Closing Date other than
(i) the Common Stock issued pursuant to the Options, (ii) shares of Common Stock issued upon exercise of options granted pursuant to the Company's Amended 1988 Stock Option Plan or the Company's 1997 Stock Option Plan, (iii) so long as the Company remains a Public Company, all shares of Common Stock issued for the benefit of officers, key employees, directors and consultants of the Company, which issuances have been approved in advance by the Board of Directors of the Company, a committee thereof or the shareholders of the Company and which grants (A) have been issued as bonus stock to such persons after the date hereof, or (B) have been or are to be issued upon exercise of options or warrants issued after the date hereof, (iv) the shares of Common Stock issued pursuant to the conversion of the Company's Series Z Cumulative Convertible Preferred Stock outstanding as of the date hereof; (v) shares of Common Stock issued pursuant to warrants and options granted by the Company to certain of its employees and consultants as more fully described on SCHEDULE __ of the Exchange Agreement, or (vi) the shares of Common Stock issued in a public offering of Common Stock.

     "AGGREGATE PURCHASE PRICE" shall have the meaning given in Section 2 below.

     "APPRAISED VALUE" shall mean the fair market value of all outstanding Common Stock, as determined by a written appraisal (the "APPRAISAL") prepared by a national or major regional investment bank acceptable to the Board of Directors of the Company and the Holders of the Options exercisable for a majority of the Option Stock then unissued. "Fair market value" is defined for this purpose as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for one hundred percent (100%) of the equity capital of the Company.
In the event that the Company and said Holders cannot, in good faith, agree upon an investment bank, then the Company, on the one hand, and said Holders, on the other hand, shall each select an investment bank, the two investment banks so selected shall select a third investment bank who shall be directed to prepare the Appraisal and the term Appraised Value shall mean the appraised value set forth in the Appraisal prepared in accordance with this definition. The Company and the Holders shall each pay for one-half of the cost of any such Appraisal.

     "BOARD OF DIRECTORS" shall mean the duly appointed board of directors of the Company.

     "BUSINESS DAY" shall mean a day, other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or obligated by law or executive order to close in the State of California.

     "COMMISSION" shall mean the Securities and Exchange Commission.

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     "COMMON STOCK" shall mean the Company's authorized common stock, $0.001 par value, irrespective of class unless otherwise specified, as constituted on the date of original issuance of this Option, and any stock into which such common stock may thereafter be changed, and shall also include stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption, issued to the holders of shares of Common Stock upon any reclassification thereof.

     "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Nonpreferred Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

     "CURRENT MARKET PRICE" per share of Common Stock for the purposes of any provision of this Option at a date herein specified, shall mean the greater of (i) the 30-Day Average Price of the Common Stock or (ii) the 5-Day Average Price of the Common Stock; PROVIDED, that if the Current Market Price per share of Common Stock cannot be ascertained by such methods, then the Current Market Price per share of Common Stock shall be the price agreed upon by the Company and the Holders of Options exercisable for a majority of the Option Shares then unissued, and if they cannot so agree within 30 days, then the Current Market Price of Common Stock shall be deemed to be the greater of (i) the net book value per share of Common Stock, determined in accordance with generally accepted accounting principles, or (ii) the fair value per share of Common Stock determined pursuant to the Appraised Value.

     "CURRENT OPTION PRICE" per share of Common Stock, for the purpose of any provision of this Option at the date herein specified, shall mean the amount equal to the quotient resulting from dividing the Purchase Price per Stock Unit in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

     "NONPREFERRED STOCK" shall mean the Common Stock and shall also include stock of the Company of any other class which is not preferred as to dividends or rights in assets over any other class of stock of the Company and which is not subject to redemption.

     "PERSON" shall mean any individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "PUBLIC COMPANY" shall mean a company with one or more classes of securities subject to the registration requirements of Section 12 or 15A of the Securities Exchange Act of 1934, as amended.

     "OPTIONS" shall mean the Options evidenced by this certificate setting forth the rights to purchase shares of Common Stock, and all Options issued upon transfer, division or combination of, or in substitution for, any thereof. All Options shall at all times be identical as to terms and conditions and date, except as to the Common Stock for which they may be exercised.

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     "OPTION STOCK" shall mean the shares of Common Stock purchasable by the holder of a Option upon the exercise of such Option.

     "PURCHASE PRICE" initially shall be $_______, as adjusted from time to time pursuant to SECTION 4.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "STOCK UNIT" shall mean one share of Common Stock, as such Common Stock was constituted on the date of original issue of this Option and thereafter shall mean such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in SECTION 4.

     2. EXERCISE OF OPTION. The holder of this Option may, at any time on or after the date hereof but not later than the Expiration Date, exercise this Option in whole or in part for the number of Stock Units which such holder is then entitled to purchase hereunder. In order to exercise this Option, in whole or in part, the holder hereof shall deliver to the Company at its office maintained for such purpose pursuant to SECTION 16 (i) a written notice of such holder's election to exercise this Option, (ii) this Option, and (iii) the total purchase price for the shares being purchased upon such exercise (a) by delivery of immediately available funds in an amount equal to the product of the Purchase Price multiplied by the number of Stock Units being purchased upon such exercise (the "Aggregate Purchase Price") or (b) to the extent permitted by applicable law, the delivery of a notice to the Company that the Holder is exercising the Option without payment of the Purchase Price by authorizing the Company to deliver the number of shares of Option Stock issuable upon exercise of the Option to be determined based upon the following formula:

          ((MP - OP) x OS)/MP =  the number of shares of Option Stock issuable upon exercise of this Option without payment of the Purchase Price

     WHERE:    MP =  Current Market Price

               OP =  Current Option Price

               OS = The number of shares of Option Stock issuable upon exercise of this Option (in whole or in part).

     Such notice may be in the form of the Subscription set out at the end of this Option. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within ten (10) Business Days thereafter, cause to be executed and delivered to such holder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Option Stock issuable upon such exercise.

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     The stock certificate or certificates for Option Stock so delivered (a)
shall be endorsed with a legend as to the effect that the holder thereof acquired the Option Stock solely for its own account with no intention to resell or distribute such Option Stock or any portion thereof, until transferred pursuant to an effective registration statement under or applicable exemption from registration under the Securities Act and (b) shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is received by the Company as aforesaid.

     Except as otherwise provided in SECTION 8 hereof, the Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this SECTION 2, except that, in case such stock certificates shall be registered in a name or names other than the name of the holder of this Option, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above.

     All shares of Option Stock issuable upon the exercise of this Option shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon.

     The Company will not close its books against the transfer of this Option or of any share of Option Stock in any manner which interferes with the timely exercise of this Option. With the consent of the holder of this Option, the Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Option is at all times equal to or less than the Current Option Price per share of Common Stock then in effect.

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. If the exercise of this Option results in a required issuance of a fraction of a share, an amount equal to such fraction multiplied by the Current Market Price per share of Common Stock on the day of delivery of notice of exercise to the Company shall be paid to the holder of this Option in cash by the Company.

     3. TRANSFER, DIVISION AND COMBINATION. Subject to SECTION 11, this Option and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Option at the office of the Company maintained for such purpose pursuant to SECTION 16, together with a written assignment of this Option duly executed by the holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall, subject to
SECTION 11, execute and deliver a new Option or Options in the name of the assignee or assignees and in the denominations specified in

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such instrument of assignment, and this Option shall promptly be cancelled.
If and when this Option is assigned in blank (in case the restrictions on transferability in SECTION 11 shall have been terminated), the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Option for all purposes and the Company shall not be affected by any notice to the contrary. This Option, if properly assigned in compliance with this SECTION 3 and SECTION 11, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Option issued.

     This Option may, subject to SECTION 11, be divided or combined with other Options upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Options are to be issued, signed by the holder hereof or its agent or attorney. Subject to compliance with the preceding paragraph and with
SECTION 11, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Option or Options in exchange for the Option or Options to be divided or combined in accordance with such notice.

     The Company shall pay all expenses, taxes (other than income taxes, if any, of the transferee) and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Options under this SECTION 3.

     The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Options.

     4. ADJUSTMENT OF STOCK UNIT. The number of shares of Common Stock comprising a Stock Unit shall be subject to adjustment from time to time as set forth in this SECTION 4 with respect to any fact or event described herein occurring after the date hereof. The Company will not take any action with respect to its Nonpreferred Stock of any class requiring an adjustment pursuant to any of the following SECTION 4(a), SECTION 4(b), SECTION 4(h) below without at the same time taking like action with respect to its Nonpreferred Stock of each other class; and the Company will not create any class of Nonpreferred Stock which carries any rights to dividends or assets differing in any respect from the rights of the Common Stock on the date hereof. Anything contained in this SECTION 4 notwithstanding, any adjustment made pursuant to any provision of this SECTION 4 shall be made without duplication of an adjustment otherwise required by and made pursuant to another provision of this SECTION 4 on account of the same facts or events.

          (a) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In case at any time or from time to time the Company shall:

               (i) Take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Nonpreferred Stock, or

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               (ii)  subdivide its outstanding shares of Nonpreferred Stock into a larger number of shares of Nonpreferred Stock, or

               (iii) combine its outstanding shares of Nonpreferred Stock into a smaller number of shares of Nonpreferred Stock,

then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any event described in CLAUSES (i) THROUGH (iii) above shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock constituting a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of event described in CLAUSES (i) THROUGH (iii) above.

          (b) CERTAIN OTHER DIVIDENDS AND DISTRIBUTIONS. In case at any time or from time to time the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any dividend or other distribution of:

               (i) cash (other than a cash distribution made as a dividend and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company), or

               (ii) any evidence of its indebtedness (other than Convertible Securities) or any other property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Nonpreferred Stock), or

               (iii) any warrants, options or other rights to subscribe for or purchase (i) any evidences of its indebtedness (other than Convertible Securities), (ii) any shares of its stock (other than Additional Shares of Nonpreferred Stock) or (iii) any other property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Nonpreferred Stock), then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record, and (ii) the denominator of which shall be such Current Market Price per share of Common Stock minus the portion applicable to one share of Common Stock of any such cash so distributable (if any) and of the fair value of any and all such evidences of indebtedness, other property, or warrants, options or other subscription or purchase rights, so distributable (if any). Such fair value shall be determined in good faith by the Board of Directors of the Company, provided that if such determination is objected to by the holders of Options entitled to purchase a majority of the Stock Units covered thereby, such determination shall be made by an independent appraiser selected by such Board of Directors and not objected to by such holders. The Company and the Holders shall each pay one-half of the fees and expenses of such appraiser. A reclassification (other than a change in par value) of the Nonpreferred Stock into shares of Nonpreferred Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Nonpreferred Stock of such shares of such other

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class of stock within the meaning of this SECTION 4(b) and, if the outstanding shares of Nonpreferred Stock shall be changed into a larger or smaller number of shares of Nonpreferred Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Nonpreferred Stock within the meaning of
SECTION 4(a) above.

          (c)  [INTENTIONALLY OMITTED]

          (d)  [INTENTIONALLY OMITTED]

          (e)  [INTENTIONALLY OMITTED]

          (f)  [INTENTIONALLY OMITTED]

          (g) OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this SECTION 4:

               (i) TREASURY STOCK. The sale or other disposition of any issued shares of Nonpreferred Stock, other than any Additional Shares of Nonpreferred Stock, owned or held by or for the account of the Company shall be deemed an issuance thereof for purposes of this SECTION 4.

               (ii)  [INTENTIONALLY OMITTED]

               (iii) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this SECTION 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock comprising a Stock Unit that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the Nonpreferred Stock, as provided for in SECTION 4(a) above) unless and until such adjustment, either by itself or with other adjustments not previously made, adds or subtracts at least $0.005 to the Current Option Price per share of Common Stock, as determined in good faith by the Board of Directors of the Company, provided that, in any event such adjustment shall be made if such adjustment either by itself or with other adjustments not previously made adds or subtracts at least 1/20th of a share to or from the number of shares of Common Stock comprising a Stock Unit immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this SECTION 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

               (iv) FRACTIONAL INTERESTS. In computing adjustments under this Section, fractional interests in Nonpreferred Stock shall be taken into account to the nearest 1/100th of a share.

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               (v)   WHEN ADJUSTMENT NOT REQUIRED.  If the Company shall take
a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (h)  [INTENTIONALLY OMITTED]

          (i)  [INTENTIONALLY OMITTED]

          (j) NO ADJUSTMENTS FOR CERTAIN TRANSACTIONS. Anything contained in this Option notwithstanding, the number of shares of Common Stock comprising a Stock Unit and the Purchase Price per Stock Unit shall not be adjusted, nor be subject to adjustment, on account of the granting of any rights under a phantom stock plan, stock appreciation rights plan or other deferred compensation plan to officers, directors or employees of the Company or its affiliates, and (i) no shares of Nonpreferred Stock are issued or required to be issued under any such plan and (ii) the only consideration paid or payable to any participant in such plan is cash.

     5.   NOTICE TO OPTION HOLDERS.

          (a)  NOTICE OF ADJUSTMENT OF STOCK UNIT OR PURCHASE PRICE.
Whenever the number of shares of Option Stock comprising a Stock Unit or the Purchase Price per Stock Unit shall be adjusted pursuant to Section 4, the Company shall forthwith obtain a certificate signed by the president of the Company, the principal financial officer of the Company and independent accountants, of recognized national standing, then engaged by the Company and reasonably acceptable to the holders of a majority of the Options, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the fair value, as determined by the Board of Directors of the Company, of any evidences of indebtedness, shares of stock, other securities or property or warrants, options or other subscription or purchase rights referred to in
SECTION 4(b), and specifying the number of shares of Common Stock comprising a Stock Unit and any change in the Purchase Price thereof after giving effect to such adjustment or change. The Company shall promptly, and in any case within 30 days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each holder of an Option in accordance with SECTION 17. The Company shall keep at its office or agency, maintained for the purpose pursuant to SECTION 17, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of an Option or any prospective purchaser of an Option designated by a holder thereof.

          (b) NOTICE OF CERTAIN CORPORATE ACTION. In case the Company shall propose (a) to pay any dividend payable in cash or in stock of any class to the holders of its Nonpreferred Stock or to make any other distribution to the holders of its Nonpreferred Stock, or (b) to offer to

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the holders of its Nonpreferred Stock rights to subscribe for or to purchase any Additional Shares of Nonpreferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Nonpreferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Nonpreferred Stock), or (d) to effect any capital reorganization, or (e) to effect any consolidation, merger or sale, change to the Company's charter, transfer or other disposition of all or substantially all of its property, assets or business, or (f) to effect the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall give to each holder of an Option, in accordance with SECTION 17, a notice, certified by the president of the Company and the principal financial officer of the Company, of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, change to the Company's charter, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Nonpreferred Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Nonpreferred Stock and the number and kind of any other shares of stock which will comprise a Stock Unit, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten days prior to the record date for determining holders of the Nonpreferred Stock for purposes of such action, and in the case of any other such action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Nonpreferred Stock, whichever shall be the earlier.

     6. RESERVATION AND AUTHORIZATION OF NONPREFERRED STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY. The Company shall at all times reserve and keep available for issue upon the exercise of Options such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Options. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Option or upon such conversion, as the case may be, shall be duly and validly issued and fully-paid and nonassessable.

     Before taking any action which would cause an adjustment reducing the Current Option Price per share of Common Stock below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Options, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Current Option Price.

     Before taking any action which would result in an adjustment in the number of shares of Common Stock comprising a Stock Unit or in the Current Option Price per share of Common Stock, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof (except that nothing contained in this Option certificate shall require the Company to register the Options under the Securities Act or any similar federal or state equivalent).

     7.   TAKING OF RECORD; STOCK AND OPTION TRANSFER BOOKS.    In the case
of all dividends or other distributions by the Company to the holders of its Nonpreferred Stock with respect to which any provision of SECTION 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except (i) upon dissolution, liquidation or winding up, or (ii) for purposes of declaring and paying a dividend or matters related to voting by shareholders of the Company, close its stock transfer books or Option transfer books so as to result in preventing or delaying the exercise or transfer of any Option.

     8. TRANSFER TAXES. The Company will pay any and all transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on exercise of this Option. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Option is registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

     9.   [INTENTIONALLY OMITTED]

     10. VOTING RIGHTS. This Option shall not entitle the holder hereof to voting rights with respect to the underlying Option Stock or to any rights as a stockholder of the Company with respect to such underlying Option Stock until this Option has been exercised in accordance with its terms.

     11. RESTRICTIONS ON TRANSFERABILITY. The Options and the Option Stock shall be transferable only upon compliance with the conditions specified in this Option and in compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Option or any Option Stock, and any holder of this Option shall be bound by the provisions of (and entitled to the benefits of) SECTION 3.

     12. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     13. LOSS, DESTRUCTION OF OPTION CERTIFICATES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Option and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (the original holder's or any other institutional holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Option owned by such institutional holder), or, in the case of any such mutilation, upon surrender and cancellation of such Option, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Option, a new Option of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

     14. FURNISH INFORMATION. The Company agrees that it shall deliver to the holder of record hereof promptly after their becoming available copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

     15. AMENDMENTS. The terms of this Option may be amended, and the observance of any term therein may be waived, but only with the written consent of the holder of this Option and the Company.

     16. OFFICE OF THE COMPANY. So long as any of the Options remains outstanding, the Company shall maintain an office in Denver, Colorado where the Options may be presented for exercise, transfer, division or combination as in this Option provided. Such office shall be at 410 17th Street, Suite 700, Denver, Colorado 80202 unless and until the Company shall designate and maintain some other office for such purposes and give written notice thereof to the holders of all outstanding Options.

     17. NOTICES. All notices, statements, instructions or other documents required to be given hereunder, shall be in writing and shall be given personally, by courier, by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by confirmed telecopy addressed to the Company at its principal office located at 410 17th Street, Suite 700, Denver, Colorado 80202 and to Holder at its address reflected in the stock records of the Company. Each party hereto, by written notice given to the other party hereto accordance with this Section 17, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder that are mailed shall be deemed to have been given when actually received or five days after deposited in the United States mails.

     18. GOVERNING LAW. THIS OPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF WASHINGTON, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. NOTWITHSTANDING SUCH CHOICE OF LAW, THE COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN

THE STATE OF WASHINGTON AND THE COUNTY OF KING AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OF ITS SUBSIDIARIES IN ANY LEGAL PROCEEDING RELATING TO THE OPERATIVE DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER WASHINGTON OR FEDERAL LAW. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     IN WITNESS WHEREOF, the Company has caused this Option Certificate to be signed in its name by its Chief Financial Officer, such signature to be attested to by the Company's Secretary or Assistant Secretary, and the Company's corporate seal to be impressed hereon.

Dated:
       -----------  -----------

[SEAL]                                       INLAND RESOURCES INC.,
                                               a Washington corporation

                                             By:
                                                ------------------------

Attested to by:




------------------------------

Secretary

                                 SUBSCRIPTION FORM

                   (to be executed only upon exercise of Option)

     The undersigned registered owner of this Option irrevocably exercises this Option for and purchases ___________ Stock Units of Inland Resources Inc., a Washington corporation, purchasable with this Option, herewith makes payment therefor on the terms and conditions specified in this Option and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________________ whose address is ______________________.


Dated:
        ------------------


                     ----------------------------------
                     (Signature of Registered Owner)


                     ----------------------------------
                     (Street Address)


                     ----------------------------------
                     (City)       (State)     (Zip Code)

                                  ASSIGNMENT FORM



     FOR VALUE RECEIVED the undersigned registered owner of this Option hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Option, with respect to the number of Stock Units set forth below:

          No. of Stock

     NAME AND ADDRESS OF ASSIGNEE       UNITS


and does hereby irrevocably constitute and appoint _____________________ attorney to make sure transfer on the books of Inland Resources Inc., a Washington corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:

                                                 -----------------------
                                                       Signature



                                                 -----------------------
                                                       Witness

NOTICE: The signature to the assignment must correspond with the name as written upon the face of the within Option in every particular, without alteration or enlargement or any change whatever.

     The signature to this assignment must be guaranteed by an Eligible Guarantor Institution as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, or any successor thereto.

                                       2